Exhibit 99.1

Sprinklr Announces Thomas Addis as Chief Revenue Officer

NEW YORK, NY — July 1, 2026 – Sprinklr (NYSE: CXM), the definitive, AI-native platform for Unified Customer Experience Management (Unified-CXM), today announced that Thomas Addis will join Sprinklr as its Chief Revenue Officer, effective immediately, reporting to Sprinklr President and CEO, Rory Read.

“We are thrilled to welcome Thomas to the Sprinklr team. As we continue to evolve our go-to-market model and accelerate into our next phase of growth, execution and alignment matter more than ever,” said Rory Read, President and Chief Executive Officer of Sprinklr. “Thomas brings a proven track record of driving growth through customer engagement, an innovative, AI-forward approach, and a passion for building high-performing global teams with strong sales cultures – all of which are critical as we continue our transformation journey. I’m confident that he will help us further strengthen how we serve customers and operate as one team.”

Addis brings more than two decades of global go-to-market and revenue leadership experience across high-growth enterprise technology companies. Most recently, he served as President and Chief Revenue Officer at Bazaarvoice, where he led a large, global organization and helped nearly double company revenue through a scalable, AI-driven model. Prior to that, he was CEO of Kinetica, where he aligned product and go-to-market strategy to drive sustainable, profitable growth.

Earlier in his career, Addis served as Global Chief Revenue Officer at Box, where he helped to significantly scale revenue and build the company’s commercial foundation as a leader in intelligent content management. He also held leadership roles at Salesforce, joining prior to its IPO and contributing to its growth from $51 million to more than $2 billion in revenue.

“What stands out to me about Sprinklr is the combination of a powerful platform, a clear strategy, and a team that’s ready to execute,” said Thomas Addis. “Sprinklr is uniquely positioned to help enterprises deliver extraordinary customer experiences at scale, and I’m excited to work alongside this team to build a more aligned, execution-focused go-to-market approach that delivers meaningful results for our customers.”

Addis holds a Bachelor’s of Arts degree from the University of California, Los Angeles (UCLA).

About Sprinklr

Sprinklr is the definitive, AI-native platform for Unified Customer Experience Management (Unified-CXM), empowering brands to deliver extraordinary experiences at scale — across every customer touchpoint.

By combining human intelligence with the enhancements and insights of artificial intelligence, Sprinklr helps brands earn trust and loyalty through personalized, seamless, and efficient customer interactions. Sprinklr’s unified platform provides powerful solutions for every customer-facing team — spanning social media management, marketing, advertising, customer feedback, and omnichannel contact center management — enabling enterprises to unify data, break down silos, and act on real-time insights.

Today, 1,600+ enterprises — including Microsoft, P&G, Samsung, and 59% of the Fortune 100 — rely on Sprinklr to help them deliver consistent, trusted customer experiences worldwide.

Forward Looking Statements

This press release contains forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential benefits of Thomas Addis joining Sprinklr as its Chief Revenue Officer. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including (i) the risk that the potential benefits of Mr. Addis’s joining Sprinklr are not realized and (ii) risks, uncertainties and contingencies that may apply to Sprinklr’s business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2026, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Sprinklr does not undertake to update any forward-looking statements or information, including those contained in this press release.